Exhibit 99.1

Alaska Communications Reports Second Quarter 2020 Results

  Increased total revenue 3.6% year over year, driven by 12.1% fiber and broadband growth to business customers
  Continued investment delivers total fiber miles to over 155K, including expansion with wireless carriers and fiber to the home
  Reported Net Income attributable to Alaska Communications of $2.4 million, and Adjusted Free Cash Flow of $8.6 million
  Increased Adjusted EBITDA to $16.5 million from $13.9 million year over year
  Driven by market demand, the first Azure Stack Hub in Alaska to be located in Company data center
  Reaffirms guidance despite COVID-19 impacts

ANCHORAGE, Alaska--(BUSINESS WIRE)--August 5, 2020--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the second quarter ended June 30, 2020.

“During the second quarter 2020, our superior network and established partnerships delivered strong performance despite the pandemic, led by Business and Wholesale broadband growth of 12.1%, nearly all of which is fiber based revenue. We continue to strategically augment our existing fiber-based network, which includes the North Slope, a complete ring around the state of Alaska, the Pacific Northwest and two under-sea cables to the Lower 48.”

“In addition, we are strengthening our fiber infrastructure with several strategic initiatives to drive long-term growth. With interest from anchor customers, we will be the first Alaska provider of locally hosted Microsoft Azure Stack Hub cloud services, enriching users’ computing experience with greater flexibility, increased reliability and lower latency. Leveraging our marine assets, we won our first subsea 100Gb IRU to a carrier customer in April. In addition, we are enhancing our consumer platform, and with our fixed-wireless CAF II program, we now offer high-speed broadband access to over 16,000 rural Alaskans,” said Bill Bishop, president & CEO.

Three Months Ended June 30, 2020 Compared to 2019

  Total revenue was $59.5 million, compared to $57.4 million, an increase of 3.6%.
    Business and wholesale revenue was $40.0 million, compared to $37.0 million, up 8.1%.
    Consumer revenue was $9.2 million, compared to $9.3 million, a decrease of 1.8%.
    Regulatory revenue was $10.3 million, compared to $11.0 million, a decrease of 6.9%.
  Operating expenses were $53.4 million, compared to $54.2 million.
  Operating income was $6.1 million, compared to $3.2 million.
  Net income attributable to Alaska Communications was $2.4 million, compared to $35 thousand.
  Capital expenditures were $10.9 million, compared to $11.9 million, or excluding prefunded projects $7.8 million, compared to $11.9 million.
  Adjusted EBITDA was $16.5 million, compared to $13.9 million.
  Adjusted Free Cash Flow was $8.6 million, compared with Adjusted Free Cash Outflow of $3.1 million, or excluding prefunded projects $5.4 million, compared to an outflow of $3.1 million.

Balance Sheet Highlights

  Cash was $46.0 million at June 30, 2020, compared to $28.3 million at December 31, 2019.
  Net debt was $131.7 million at June 30, 2020, compared to $153.8 million at December 31, 2019.

Six Months Ended June 30, 2020 Compared to 2019

  Total revenue was $117.7 million, compared to $114.3 million, an increase of 3.0%.
    Business and wholesale revenue was $78.8 million, compared to $73.5 million, up 7.2%.
    Consumer revenue was $18.3 million, compared to $18.5 million, a decrease of 1.2%.
    Regulatory revenue was $20.6 million, compared to $22.2 million, a decrease of 7.3%.
  Operating expenses were $105.8 million, compared to $105.1 million.
  Operating income was $11.9 million, compared to $9.2 million.
  Net income attributable to Alaska Communications was $4.8 million, compared to $0.3 million.
  Capital expenditures were $18.4 million, compared to $20.4 million, or excluding prefunded projects $14.7 million, compared to $20.4 million.
  Adjusted EBITDA was $32.6 million, compared to $29.1 million.
  Adjusted Free Cash Flow was $18.7 million, compared with Adjusted Free Cash Outflow of $0.1 million, or excluding prefunded projects $11.2 million, compared to an outflow of $0.1 million.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the Company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications’ chief financial officer, said, “We are pleased with our revenue performance, reflecting the success of our sales and delivery teams in key strategic verticals. Regarding capital spending, we have taken a conservative approach in the first half of the year. As our fiber growth projects began to ramp up during the second quarter, we expect capital spending on growth projects to increase in the latter half of the year resulting in total year expenditures consistent with our 2020 guidance. To date, we are encouraged we have not seen material negative impacts from COVID-19. On the contrary, we benefited from the CARES Act determination to accelerate AMT tax refunds, which will positively impact adjusted free cash flow in 2020. While the long-term impact of COVID remains unclear, we are confident in our strategic plan for growth and affirm our 2020 guidance.”

Special Dividend Paid

On June 18, 2020, Alaska Communications paid a one-time cash dividend of $0.09 per share, or $4.8 million, to shareholders of record as of April 20, 2020. This reflects the board’s confidence in the company’s strong performance over the past several years and management’s ability to drive business and wholesale revenue growth.

Russell 2000 and 3000 Index

Effective June 29, 2020, Alaska Communications was added as a member of the small-cap Russell 2000® Index, the broad-market Russell 3000® Index and the appropriate growth and value indexes.

2020 Guidance

Management maintains its 2020 financial guidance as follows:

  Total Revenue to be between $232 million and $237 million
  Adjusted EBITDA to be between $63 million and $65 million
  Capital Expenditures excluding prefunded projects to be between $39 million and $43 million
  Adjusted Free Cash Flow excluding prefunded projects to be between $8 million and $10 million

Conference Call

The Company will host a conference call and live webcast on Thursday, August 6, 2020 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-800-437-2398 and enter pass code 9971095. All other parties can access the call at 1-323-289-6576 and use the same code.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run until September 5, 2020 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 9971095. All other parties can call 1-719-457-0820 and enter pass code 9971095.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visitwww.alaskacommunications.com orwww.alsk.com.

Revenue Category Definitions

Growth Revenues are defined as business broadband, managed IT services, equipment sales and installations, wholesale broadband and consumer broadband. Legacy Revenues are defined as business voice and other, Wholesale voice and other, consumer voice and other, and Access. CAF II Revenues are defined as high cost support.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $21.2 million in the six-month period of 2020).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation changes in technology and related standards, the impacts of the COVID-19 pandemic on the economy of Alaska and on the Company, the impact of natural or man-made disasters and accidents, Federal and Alaska Universal Service Fund changes and our current and historical compliance with the obligations of those programs, structural declines for voice and other legacy services, maintenance or IT issues, third-party intellectual property claims, potential pension shortfalls, the success or failure of future strategic transactions, funding through the rural health care universal service support mechanism and our ability to comply and our history of compliance with the regulatory requirements to receive those support payments, our ability to service our debt and refinance as required, adverse economic conditions, our success in providing broadband services on the North Slope and Western Alaska, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Operating revenues	$59,456	$57,395	$117,722	$114,304

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	27,134	26,356	54,248	51,983
Selling, general & administrative	16,225	18,718	31,619	35,374
Depreciation and amortization	10,033	9,200	19,873	17,879
Loss (gain) on disposal of assets, net	14	(95)	100	(97)

Total operating expenses	53,406	54,179	105,840	105,139

Operating income	6,050	3,216	11,882	9,165

Other income and (expense):
Interest expense	(2,739)	(3,096)	(5,698)	(6,152)
Loss on extinguishment of debt	-	(31)	-	(2,830)
Interest income	68	95	143	170
Other income (expense), net	33	(122)	414	-
Total other income and (expense)	(2,638)	(3,154)	(5,141)	(8,812)

Income before income tax expense	3,412	62	6,741	353

Income tax expense	(996)	(46)	(1,956)	(144)

Net income	2,416	16	4,785	209

Less net loss attributable to noncontrolling interest	(24)	(19)	(42)	(53)

Net income attributable to Alaska Communications	$2,440	$35	$4,827	$262

Net income per share attributable to Alaska Communications:
Net income applicable to common shares	$2,440	$35	$4,827	$262

Basic	$0.05	$0.00	$0.09	$0.00
Diluted	$0.04	$0.00	$0.09	$0.00

Weighted average shares outstanding:
Basic	53,976	53,799	53,799	53,591
Diluted	54,342	54,569	54,295	54,599

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
Assets	2020	2019

Current assets:
Cash and cash equivalents	$44,379	$26,662
Restricted cash	1,628	1,631
Short-term investments	134	134
Accounts receivable, net of allowance of $4,117 and $4,627	27,989	34,354
Materials and supplies	8,056	8,900
Prepayments and other current assets	13,591	9,617
Total current assets	95,777	81,298

Property, plant and equipment	1,436,987	1,424,904
Less: accumulated depreciation and amortization	(1,055,336)	(1,042,546)
Property, plant and equipment, net	381,651	382,358

Operating lease right of use assets	88,232	80,991
Other assets	10,191	12,598
Total assets	$575,851	$557,245

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$9,059	$8,906
Accounts payable, accrued and other current liabilities	43,929	39,108
Advance billings and customer deposits	3,639	3,761
Operating lease liabilities - current	10,065	2,795
Total current liabilities	66,692	54,570

Long-term obligations, net of current portion	163,589	167,476
Deferred income taxes	5,497	4,403
Operating lease liabilities - noncurrent	79,117	78,767
Other long-term liabilities, net of current portion	89,268	78,520
Total liabilities	404,163	383,736
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	548	541
Treasury stock, 1,000 shares at cost	(1,812)	(1,812)
Additional paid in capital	162,240	161,844
Retained earnings	15,342	15,367
Accumulated other comprehensive loss	(5,434)	(3,277)
Total Alaska Communications stockholders' equity	170,884	172,663
Noncontrolling interest	804	846
Total stockholders' equity	171,688	173,509

Total liabilities and stockholders' equity	$575,851	$557,245

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net income	$2,416	$16	$4,785	$209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,033	9,200	19,873	17,879
Loss (gain) on disposal of assets, net	14	(95)	100	(97)
Amortization of debt issuance costs and debt discount	294	303	644	606
Loss on extinguishment of debt	-	31	-	2,830
Amortization of deferred capacity revenue	(1,711)	(1,133)	(3,071)	(2,259)
Stock-based compensation	409	(9)	718	489
Deferred income tax expense	996	46	1,950	138
Charge for uncollectible accounts	(165)	665	(394)	(32)
Amortization of ROU asset	679	583	1,257	1,148
Other non-cash (income) expense, net	(33)	123	(66)	244
Changes in operating assets and liabilities	11,678	3,128	21,176	7,178
Net cash provided by operating activities	24,610	12,858	46,972	28,333

Cash Flows from Investing Activities:
Capital expenditures	(10,949)	(11,869)	(18,412)	(20,432)
Capitalized interest	(315)	(254)	(631)	(609)
Change in unsettled capital expenditures	3,057	570	(702)	(551)
Proceeds on sale of assets	-	19	-	19
Net cash used by investing activities	(8,207)	(11,534)	(19,745)	(21,573)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,138)	(10)	(4,378)	(171,768)
Proceeds from the issuance of long-term debt	-	-	-	180,000
Debt issuance costs and discounts	-	(24)	-	(2,683)
Cash paid for debt extinguishment	-	(30)	-	(1,252)
Payment of cash dividend on common stock	(4,820)	-	(4,820)	-
Payment of withholding taxes on stock-based compensation	-	(143)	(439)	(448)
Purchases of treasury stock	-	(149)	-	(149)
Proceeds from issuance of common stock	124	106	124	106
Net cash (used) provided by financing activities	(5,834)	(250)	(9,513)	3,806

Change in cash, cash equivalents and restricted cash	10,569	1,074	17,714	10,566

Cash, cash equivalents and restricted cash, beginning of period	35,438	24,477	28,293	14,985

Cash, cash equivalents and restricted cash, end of period	$46,007	$25,551	$46,007	$25,551

Supplemental Cash Flow Data:
Interest paid	$2,789	$3,039	$5,708	$6,114
Dividends payable at June 30, 2020	$32	$-	$32	$-
Income taxes paid, net	$-	$-	$-	$10

				Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net income	$2,416	$16	$4,785	$209
Add (subtract):
Interest expense	2,739	3,096	5,698	6,152
Loss on extinguishment of debt	-	31	-	2,830
Interest income	(68)	(95)	(143)	(170)
Depreciation and amortization	10,033	9,200	19,873	17,879
Other (income) expense, net	(33)	122	(414)	-
Loss (gain) on disposal of assets, net	14	(95)	100	(97)
Income tax expense	996	46	1,956	144
Stock-based compensation	409	(9)	718	489
Cash severance expense	-	1,595	-	1,595
Net loss attributable to noncontrolling interest	24	19	42	53

Adjusted EBITDA	$16,530	$13,926	$32,615	$29,084

NonGAAP Measures:
The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $21.2 million in the six-month period ended June 30, 2020).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2019 Senior Credit Facility, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income before interest expense and income, loss on extinguishment of debt, depreciation and amortization, other income and expense, gain or loss on asset purchases or disposals, provision for income taxes, stock-based compensation, and net loss attributable to noncontrolling interest.

				Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net cash provided by operating activities	$24,610	$12,858	$46,972	$28,333
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures excluding prefunded projects	(7,827)	(11,869)	(14,663)	(20,432)
Capital expenditures for prefunded projects	(3,122)	-	(3,749)	-
Milestone payments received for prefunded projects	6,640	-	11,780	-
Deferred cost of sales for prefunded projects	175	-	175	-
Amortization of revenue for prefunded projects	(482)	-	(709)	-
Amortization of deferred capacity revenue	1,711	1,133	3,071	2,259
Amortization of GCI capacity revenue	(516)	(516)	(1,032)	(1,027)
Amortization of debt issuance costs and debt discount	(294)	(303)	(644)	(606)
Interest expense	2,739	3,096	5,698	6,152
Interest paid	(2,789)	(3,039)	(5,708)	(6,114)
Interest income	(68)	(95)	(143)	(170)
Deferred income tax expense	(996)	(46)	(1,950)	(138)
Income tax expense	996	46	1,956	144
Income taxes paid, net	-	-	-	(10)
Charge for uncollectible accounts	165	(665)	394	32
Amortization of ROU asset	(679)	(583)	(1,257)	(1,148)
Other (income) expense, net	(33)	122	(414)	-
Net loss attributable to noncontrolling interest	24	19	42	53
Other non-cash income (expense), net	33	(123)	66	(244)
Changes in operating assets and liabilities	(11,678)	(3,128)	(21,176)	(7,178)
Adjusted free cash flow	$8,609	$(3,093)	$18,709	$(94)

				Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Adjusted EBITDA	$16,530	$13,926	$32,615	$29,084

Less:
Capital expenditures excluding prefunded projects	(7,827)	(11,869)	(14,663)	(20,432)
Amortization of GCI capacity revenue	(516)	(516)	(1,032)	(1,027)
Cash severance expense	-	(1,595)	-	(1,595)
Income taxes paid, net	-	-	-	(10)
Interest paid	(2,789)	(3,039)	(5,708)	(6,114)
	5,398	(3,093)	11,212	(94)
Impact of prefunded projects:
Capital expenditures for prefunded projects	(3,122)	-	(3,749)	-
Milestone payments received for prefunded projects	6,640	-	11,780	-
Deferred cost of sales for prefunded projects	175	-	175	-
Amortization of revenue for prefunded projects	(482)	-	(709)	-
	3,211	-	7,497	-
Adjusted free cash flow*	$8,609	$(3,093)	$18,709	$(94)
* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:
Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, cash severance expense for the Company's former Chief Executive Officer, and cash receipts and payments, deferred costs and amortized revenue and expense associated with certain prefunded special projects as defined in the 2019 Senior Credit Facility. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being recognized as revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash (used) provided by financing activities.

				Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Business and wholesale revenue
Business broadband	$16,258	$15,437	$31,897	$30,704
Business voice and other	7,180	7,241	14,416	14,242
Managed IT services	1,300	1,517	2,527	3,176
Equipment sales and installations	1,192	1,008	2,606	1,888
Wholesale broadband	12,750	10,443	24,729	20,705
Wholesale voice and other	1,344	1,392	2,632	2,818

Total business and wholesale revenue	40,024	37,038	78,807	73,533
Growth in business and wholesale	8.1%		7.2%
Consumer revenue
Broadband	6,796	6,694	13,488	13,162
Voice and other	2,380	2,647	4,829	5,380

Total consumer revenue	9,176	9,341	18,317	18,542

Total business, wholesale, and consumer revenue	49,200	46,379	97,124	92,075
Growth in business, wholesale and consumer revenue	6.1%		5.5%
Growth in broadband revenue	9.9%		8.6%

Regulatory revenue
Access	5,333	6,093	10,751	12,382
High cost support	4,923	4,923	9,847	9,847

Total regulatory revenue	10,256	11,016	20,598	22,229

Total revenue	$59,456	$57,395	$117,722	$114,304
Growth in total revenue	3.6%		3.0%

Growth Revenues: Business broadband, Managed IT services, Equipment sales and installations, Wholesale broadband, and Consumer broadband

Legacy Revenues: Business voice and other, Wholesale voice and other, Consumer voice and other, and Access

CAF II Revenues: High Cost Support

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30,	March 31	June 30,
	2020	2020	2019

Voice:
Business access lines	66,939	67,406	68,978
Consumer access lines	21,769	22,227	24,302

Voice ARPU business	$27.68	$27.14	$26.84
Voice ARPU consumer	$34.35	$34.11	$33.96

Broadband:
Business connections	14,661	14,689	15,141
Consumer connections	32,115	31,796	32,411

Broadband ARPU business	$369.14	$352.28	$339.75
Broadband ARPU consumer	$70.69	$70.25	$68.15

Monthly Average Churn:
Business voice	0.8%	0.9%	1.0%
Consumer broadband	2.6%	2.3%	2.8%
Consumer voice	1.0%	1.1%	1.5%

		Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	June 30,	December 31,
	2020	2019
2019 senior secured credit facility due 2024	$ 173,396	$ 177,750
Debt discount - 2019 senior secured credit facilities due 2024	(1,863)	(2,234)
Debt issuance costs - 2019 senior secured credit facilities due 2024	(1,590)	(1,863)
Capital leases and other long-term obligations	2,705	2,729
Total debt	172,648	176,382
Less current portion	(9,059)	(8,906)
Long-term obligations, net of current portion	$ 163,589	$ 167,476

Total debt	$ 172,648	$ 176,382
Plus debt discounts and debt issuance costs	3,453	4,097
Gross debt	176,101	180,479
Cash and cash equivalents	(44,379)	(26,662)
Net debt	$ 131,722	$ 153,817

Contacts

Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications

Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com